EX 99.28(g)(2)

MUTUAL FUND RIDER TO
GLOBAL CUSTODY AGREEMENT
BETWEEN
CURIAN SERIES TRUST
AND
JPMORGAN CHASE BANK, N.A

Mutual Fund Rider to Global Custody Agreement Between JPMorgan Chase Bank, N.A., and each entity listed on Schedule A thereto (each a“Customer”) effective March 24, 2011.

The following modifications are made to the Agreement:

A.           Add a new Section 2.19 to the Agreement as follows:

2.19	Compliance With U.S. Securities And Exchange Commission ("SEC") Rule 17f-5 (“Rule 17f-5”).

(a)
Customer’s board of managers/trustees (or equivalent body) (hereinafter “Board”) hereby delegates to Bank, and, except as to the country or countries as to which Bank may, from time to time, advise Customer that it does not accept such delegation, Bank hereby accepts the delegation to it, of the obligation to perform as Customer’s ‘Foreign Custody Manager’ (as that term is defined in Rule 17f-5(a)(3) as promulgated under the Investment Company Act of 1940, as amended ("1940 Act")), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in Rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been exempted pursuant to an SEC exemptive order) to hold foreign Financial Assets and Cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in Rule 17f-5(c)(2)), and (iii) monitoring such foreign custody arrangements (as set forth inRule 17f-5(c)(3)).

(b)	In connection with the foregoing, Bank shall:

(i)
provide written reports notifying Customer’s Board of the placement of “Financial Assets and Cash” with particular Eligible Foreign Custodians, and also provide a description of Bank’s threshold for determination that a change in arrangements is material,  and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer’s foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians); Customer considers any change that affects safe custody, beneficial ownership or transferability of Customer’s Financial Assets and Cash to constitute a “material change.”

(ii)
exercise such reasonable care, prudence and diligence in performing as Customer’s Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and Cash would exercise;

(iii)
in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and Cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and Cash, including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)-(iv);

(iv)
determine that the written contract with an Eligible Foreign Custodian satisfies the requirements of Rule 17f-5(c)(2), requires that the Eligible Foreign Custodian shall provide reasonable care for foreign Financial Assets and Cash based on the standards applicable to custodians in the relevant market and provides indemnification for losses of foreign Financial Assets held in accordance with such contract; and

(v)
have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and Cash with particular Eligible Foreign Custodians and of the governing contractual arrangements in accordance with Rule 17f-5(c)(3); it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign Financial Assets and Cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected foreign Financial Assets and Cash.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain foreign Financial Assets and Cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

(c)
Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and Cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

(d)
Bank represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7).  Customer represents to Bank that: (1) the foreign Financial Assets and Cash being placed and maintained in Bank's custody are subject to the 1940 Act, as the same may be amended from time to time and (2) its Board or its delegatee has determined that it is reasonable to rely on Bank to perform as Customer’s Foreign Custody Manager for foreign Financial Assets and Cash in each country in which Customer’s Financial Assets and Cash shall be held hereunder and determined to accept Country Risk.  Nothing contained herein shall require Bank to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

(e)
Bank shall provide to Customer such information relating to Country Risk as is specified in Appendix 1 hereto.  Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information.

B.           Add a new Section 2.20 to the Agreement as follows:

2.20             Compliance with SEC Rule 17f-7 ("Rule 17f-7").

(a)
Bank shall, for consideration by Customer, provide an analysis of the custody risks associated with maintaining Customer’s Foreign Assets with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities Depository not used by Bank as of the date hereof, prior to the initial placement of Customer’s foreign Assets at such Depository) and at which any foreign Assets of Customer are held or are expected to be held.  The foregoing analysis will be provided to Customer at Bank’s Website.  In connection with the foregoing, Customer shall notify Bank of any Eligible Securities Depositories at which it does not choose to have its Foreign Assets held.  Bank shall monitor the custody risks associated with maintaining Customer’s foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

(b)	Bank shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.20(a) above.

(c)
Based on the information available to it in the exercise of diligence, Bank shall determine the eligibility under Rule 17f-7 of each depository before including it on Schedule 1 hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible.  (Eligible Securities Depositories used by Bank as of the date hereof are set forth in Schedule 1 hereto, and as the same may be amended on notice to Customer from time to time.)

C.           Add the following after the first sentence of Section 5.1(a) of the Agreement:  “At the request of Customer, Bank may, but need not, add to Schedule 1 of the Master Global Custody Agreement an Eligible Foreign Custodian where Bank has not acted as Foreign Custody Manager with respect to the selection thereof.  Bank shall notify Customer in the event that it elects to add any such entity subject to the terms herein and the requirements of Rule 17f-5 under the 1940 Act,”

D.	Add the following language as Sections 5.1(d), (e) and (f) of the Agreement:

(d)	The term Subcustodian as used herein shall mean the following:

(i)	a ‘U.S. Bank,’ which shall mean a U.S. bank as defined in Rule 17f-5(a)(7);

(ii)
an ‘Eligible Foreign Custodian,’ which shall mean: (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof, and (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States.  In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

(iii)	For purposes of clarity, it is agreed that as used in Section 5.2(a), the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager.

(e)
The term ‘securities depository’ as used herein when referring to a securities depository located outside the U.S. shall mean:  an “Eligible Securities Depository” which, in turn, shall have the same meaning as in Rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order; provided that, prior to the compliance date with Rule 17f-7 for a particular securities depository the term “securities depositories” shall be as defined in (a)(1)(ii)-(iii) of the 1997 amendments to Rule 17f-5.

(f)	The term “securities depository” as used herein when referring to a securities depository located in the U.S. shall mean a “securities depository” as defined in Rule 17f-4(a).

At the Customer's election, the Customer shall be entitled to be subrogated to the rights of the Bank with respect to any claims against an Eligible Foreign Custodians, or an Eligible Securities Depository as a consequence of any loss, damage, cost, expense, liability or claim if and to the extent that the Customer has not been made whole for any such loss, damage, cost, expense, liability or claim.

F.	Add a new Section 6.2 to the Agreement as follows:

6.2 Regulatory Compliance.

Bank shall provide statement(s) regarding its control environment with respect to compliance with the federal securities laws in a form agreed to between the Bank and Customer.

Mutual Fund Rider to Global Custody Agreement
June 12 2007 Version

Appendix 1

Information Regarding Country Risk

1.
To aid Customer in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Financial Assets and Cash into a country the following information (check items applicable):

A           Opinions of local counsel concerning:

___	i.	Whether applicable foreign law would restrict the access afforded Customer’s independent public accountants to books and records kept by an eligible foreign custodian located in that country.

___	ii.	Whether applicable foreign law would restrict Customer's ability to recover its Financial Assets and Cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

___	iii.	Whether applicable foreign law would restrict Customer's ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

B.           Written information concerning:

___	i.	The foreseeability of expropriation, nationalization, freezes, or confiscation of Customer's Financial Assets.

___	ii.	Whether difficulties in converting Customer's cash and cash equivalents to U.S. dollars are reasonably foreseeable.

C.           A market report with respect to the following topics:

(i) securities regulatory environment; (ii) foreign ownership restrictions; (iii) foreign exchange; (iv) securities settlement and registration; (v) taxation; and (vi) depositories (including depository evaluation), if any.

2.	To aid Customer in monitoring Country Risk, Bank shall furnish board the following additional information:

Market flashes, including with respect to changes in the information in market reports

Mutual Fund Rider to Global Custody Agreement
June 12 2007 Version

SCHEDULE 1

ELIGIBLE SECURITIES DEPOSITORIES

COUNTRY	DEPOSITORY	INSTRUMENTS
ARGENTINA	CDV (Caja de Valores S.A.)	Equity, Corporate Debt, Government Debt
	CRYL (Central de Registracion y Liquidacion de Pasivos Publicos y Fideicomisos Financieros)	Treasury Bonds/Bills (issued after April 1996)
AUSTRALIA	ASX Austraclear (Austraclear Limited)	Corporate Debt, Money Market, Government Debt
	ASTC (ASX Settlement and Transfer Corporation Pty Limited)	Equity
AUSTRIA	OeKB (Oesterreichische Kontrollbank AG)	Equity, Corporate Debt, Government Debt
BAHRAIN	CDS (Bahrain Stock Exchange Clearing, Settlement and Central Depository System)	Equity, Corporate Debt, Government Debt
BANGLADESH	CDBL (Central Depository Bangladesh Limited)	Equity, Government Debt
BELGIUM	Euroclear Belgium	Equity, Corporate Debt
	NBB (National Bank of Belgium)	Corporate Debt, Government Debt
BERMUDA	BSD (Bermuda Securities Depository)	Equity, Corporate Debt, Government Debt
BOTSWANA	CSDB (Central Securities Depository of Botswana)	Equity
BRAZIL	CBLC (Companhia Brasileira de Liquidacao e de Custodia)	Equity
	CETIP (Central de Custodia e de Liquidacao Financiera de Titulos Privados)	Corporate Debt
	SELIC (Sistema Especial de Liquidacao e Custodia)	Government Debt
BULGARIA	BNB (Bulgaria National Bank)	Government Debt
	CDAD (Central Depository A.D.)	Equity, Corporate Debt
CANADA	CDS (The Canadian Depository for Securities Limited)	Equity, Corporate, Government Debt
CHILE	DCV (Deposito Central de Valores S.A.)	Equity, Corporate Debt, Government Debt
CHINA – A-Share	CSDCC (China Securities Depository and Clearing Corporation Limited)	Equity, Corporate Debt, Government Debt
CHINA – B-Share (SHANGHAI)	CSDCC, Shanghai Branch (China Securities Depository and Clearing Corporation Limited, Shanghai Branch)	Equity, Corporate Debt, Government Debt
CHINA – B-Share (SHENZHEN)	CSDCC, Shenzhen Branch (China Securities Depository and Clearing Corporation Limited, Shenzhen Branch)	Equity, Corporate Debt, Government Debt
COLOMBIA	DCV (Deposito Central de Valores)	Government Debt
	DECEVAL (Deposito Centralizado de Valores de Colombia S.A.)	Equity, Corporate Debt, Government Debt
CROATIA	SKDD (Central Depository and Clearing Company Inc. – Stredisnje klirinsko depozitarno drustro, d.d.)	Equity, Corporate Debt, Government Debt
CYPRUS	CSD (Cyprus Stock Exchange Central Securities Depository)	Equity, Corporate Debt, Government Debt
CZECH REPUBLIC	CDCP (Centrální depozitář Cenných Papírůo)	Equity, Corporate Debt, Government Debt
	CNB (Ceska Narodni Banka)	Government Debt
DENMARK	VP (VP Securities A/S)	Equity, Corporate Debt, Government Debt
EGYPT	MCDR (Misr for Clearing, Depository and Central Registry)	Equity, Corporate Debt
	CBE (Central Bank of Egypt)	Government Debt
ESTONIA	ECSD (Estonian Central Securities Depository)	Equity, Corporate Debt, Government Debt
FINLAND	Euroclear Finland (Euroclear Finland Ltd)	Equity, Corporate Debt, Government Debt
FRANCE	Euroclear France (Euroclear France S.A.)	Equity, Corporate Debt, Government Debt
GERMANY	CBF (Clearstream Banking AG (Frankfurt))	Equity, Corporate Debt, Government Debt
GHANA	CSD (Central Securities Depository (Ghana) Limited)	Government Debt
	GSD (GSE Securities Depository Company Limited)	Equity. Corporate Debt
GREECE	CSD (Hellenic Exchanges S.A. Holding, Clearing, Settlement and Registry)	Equity, Corporate Debt
	BoG (Bank of Greece)	Government Debt
HONG KONG	HKSCC (Hong Kong Securities Clearing Company Limited)	Equity
	HKMA CMU (Hong Kong Monetary Authority Central Moneymarkets Unit)	Corporate Debt, Government Debt
HUNGARY	KELER Zrt. (Central Clearing House and Depository (Budapest) Ltd.)	Equity, Corporate Debt, Government Debt
ICELAND	ISD (The Islandic Securities Depository)	Equity, Corporate Debt, Government Debt
INDIA	NSDL (National Securities Depository Limited)	Equity, Corporate Debt, Government Debt
	CDSL (Central Depository Services (India) Limited)	Equity, Corporate Debt, Government Debt
	RBI (Reserve Bank of India)	Government Debt
INDONESIA	KSEI (PT Kustodian Sentral Efek Indonesia)	Equity, Corporate Debt
	Bank Indonesia	Government Debt
INTERNATIONAL SECURITIES MARKET	Euroclear Bank (Euroclear Bank S.A./N.V.)	Internationally Traded Debt, Equity
	CBL (Clearstream Banking, S.A.)	Internationally Traded Debt, Equity
IRELAND	Euroclear UK & Ireland (Euroclear UK & Ireland Limited)	Equity, Corporate Debt
ISRAEL	TA-SECH (Tel Aviv Stock Exchange Clearing House Ltd.)	Equity, Corporate Debt, Government Debt
ITALY	Monte Titoli S.p.A.	Equity, Corporate Debt, Government Debt

JAPAN	JASDEC (Japan Securities Depository Center, Incorporated)	Equity, Convertible Debt
	BoJ (Bank of Japan)	Registered Government Debt
JORDAN	SDC (Securities Depository Center)	Equity, Corporate Debt
KAZAKHSTAN	CSD (Central Securities Depository JSC)	Equity
KENYA	CBCD (Central Bank Central Depository)	Government Debt
	CDSC (Central Depository and Settlement Corporation Limited)	Equity, Corporate Debt
KUWAIT	KCC (The Kuwait Clearing Company S.A.K.)	Equity, Corporate Debt
LATVIA	LCD (Latvian Central Depository)	Equity, Corporate Debt, Government Debt
LEBANON	Midclear S.A.L. (Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East S.A.L.)	Equity
	BDL (Banque du Liban)	Government Debt
LITHUANIA	CSDL (Central Securities Depository of Lithuania)	Equity, Corporate Debt, Government Debt
LUXEMBOURG	CBL (Clearstream Banking, S.A.)	Equity
MALAYSIA	Bursa Depository (Bursa Malaysia Depository Sdn Bhd)	Equity, Corporate Debt
	BNM (Bank Negara Malaysia)	Government Debt
MALTA	CSD (The Central Securities Depository)	Equity, Corporate Debt, Government Debt
MAURITIUS	CDS (Central Depository & Settlement Co. Ltd)	Equity, Corporate Debt
	BOM (Bank of Mauritius)	Government Debt
MEXICO	INDEVAL (S.D. INDEVAL S.A. de C.V.)	Equity, Corporate Debt, Government Debt
MOROCCO	Maroclear	Equity, Corporate Debt, Government Debt
NETHERLANDS	Euroclear Nederland	Equity, Corporate Debt, Government Debt
NEW ZEALAND	NZCSD (New Zealand Central Securities Depository)	Equity, Corporate Debt, Government Debt
NIGERIA	CSCS (Central Securities Clearing System Limited)	Equity, Corporate Debt, Government Debt
NORWAY	VPS (Verdipapirsentralen ASA)	Equity, Corporate Debt, Government Debt
OMAN	MCD (Muscat Clearing and Depository)	Equity, Corporate Debt
PAKISTAN	CDC (Central Depository Company of Pakistan Limited)	Equity, Corporate Debt
	SBP (State Bank of Pakistan)	Government Debt
PALESTINE	CDS (Palestine Stock Exchange Central Depository and Settlement Department)	Equity
PERU	CAVALI (CAVALI ICLV S.A.)	Equity, Corporate Debt, Government Debt
PHILIPPINES	PDTC (Philippine Depository and Trust Corp.)	Equity, Corporate Debt
	RoSS (Register of Scripless Securities)	Government Debt
POLAND	NDS (National Depository for Securities S.A.)	Equity, Long-Term Government Debt
	RPW (Registry of Securities)	Short-Term Government Debt
PORTUGAL	INTERBOLSA (Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.)	Equity, Corporate Debt, Government Debt
QATAR	QE (Qatar Exchange)	Equity
ROMANIA	CD S.A. (Central Depository S.A.)	Equity, Corporate Debt
	NBR (National Bank of Romania)	Government Debt
RUSSIA	VTB (Vneshtorgbank)	Government Debt (Ministry of Finance Bonds)
	DCC (Depository Clearing Company)	Equity, Corporate Debt
	NSD (National Settlement Depository)	Equity, Corporate Debt, Government Debt (GKOs/OFZs, T-bills)
SAUDI ARABIA	Tadawul (The Saudi Securities Exchange (Tadawul) Company)	Equity, Corporate Debt
	SAMA (Saudi Arabian Monetary Authority)	Government Debt
SERBIA	CSD (Central Securities Depository and Clearing House for Serbia)	Equity, Corporate Debt, Government Debt
SINGAPORE	CDP (The Central Depository (Pte) Limited)	Equity, Corporate Debt
	MAS (Monetary Authority of Singapore)	Government Debt
SLOVAK REPUBLIC	CDCP (Centralny depozitar cennych papierov SR, a.s.)	Equity, Corporate Debt, Government Debt
SLOVENIA	KDD (Centralna klirinsko depotna druzba d.d.)	Equity, Corporate Debt, Government Debt
SOUTH AFRICA	Strate Ltd. (Strate Central Securities Depository)	Equity, Corporate Debt, Government Debt
SOUTH KOREA	KSD (Korea Securities Depository)	Equity, Corporate Debt, Government Debt
SPAIN	IBERCLEAR (Sociedad de Gestion de los Sistemas de Registro, Compensacion y Liquidacion de Valores, S.A.)	Equity, Corporate Debt, Government Debt
SRI LANKA	CDS (Central Depository System (Private) Limited)	Equity, Corporate Debt
	LankaSecure	Government Debt
SWEDEN	Euroclear Sweden (Euroclear Sweden AB)	Equity, Corporate Debt, Government Debt
SWITZERLAND	SIX SIS (SIX SIS AG)	Equity, Corporate Debt, Government Debt
TAIWAN	TDCC (Taiwan Depository and Clearing Corporation)	Equity, Corporate Debt
	CBC (Central Bank of the Republic of China)	Government Debt
THAILAND	TSD (Thailand Securities Depository Company Limited)	Equity, Corporate Debt, Government Debt
TRINIDAD AND TOBAGO	TTCD (The Trinidad and Tobago Central Depository Limited)	Equity, Corporate Debt, Government Debt
TUNISIA	STICODEVAM (Societe Tunisienne Interprofessionnelle pour la Compensation et le Depot des Valeurs Mobilieres)	Equity, Corporate Debt, Government Debt
TURKEY	CRA (Central Registry Agency)	Equity, Corporate Debt
	CBRT (Central Bank of the Republic of Turkey)	Government Debt
UGANDA	BoU (Bank of Uganda)	Government Debt
	SCD (Securities Central Depository Limited)	Equity, Corporate Debt
UKRAINE	AUSD (All Ukrainian Securities Depository)	Corporate Debt, Equity
UNITED ARAB EMIRATES - ADX	ADX (Abu Dhabi Securities Exchange)	Equity, Corporate Debt, Government Debt
UNITED ARAB EMIRATES - DFM	DFM (Dubai Financial Market)	Equity, Corporate Debt, Government Debt
UNITED ARAB EMIRATES – NASDAQ Dubai	NASDAQ Dubai (NASDAQ Dubai Limited)	Corporate Debt
UNITED KINGDOM	Euroclear UK & Ireland (Euroclear UK & Ireland Limited)	Equity, Corporate Debt, Government Debt
UNITED STATES	DTC (The Depository Trust Company)	Equity, Corporate Debt
	FRB (Federal Reserve Bank)	Government Debt, Mortgage Backed Securities
URUGUAY	BCU (Banco Central del Uruguay)	Government Debt
VENEZUELA	BCV (Banco Central de Venezuela)	Government Debt
	CVV (Caja Venezolana de Valores, S.A.)	Equity, Corporate Debt, Money Market
VIETNAM	VSD (Vietnam Securities Depository)	Equity, Corporate Debt, Government Debt
*WAEMU - Benin, Burkina Faso, Ivory Coast, Guinea-Bissau, Mali, Niger, Senegal, Togo*	DC/BR (Le Depositaire Central / Banque de Reglement)	Equity, Corporate Debt, Government Debt
*MARKET SUSPENDED.  PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
ZAMBIA	CSD (LuSE Central Shares Depository Limited)	Equity, Government Debt
	BoZ (Bank of Zambia)	Government Debt

Mutual Fund Rider to Global Custody Agreement
June 12 2007 Version